Exhibit 5.1

EARLSFORT CENTER, EARLSFORT TERRACE, DUBLIN 2

TEL +353 1 618 0000    FAX +353 1 618 0618    DX 27 DUBLIN

mail@arthurcox.com      www.arthurcox.com

BELFAST CAPITAL HOUSE, 3 UPPER QUEEN STREET BELFAST BT1 6PU TELEPHONE +44 28 9023 0007 FAX +44 28 9023 3464	LONDON 12 GOUGH SQUARE LONDON EC4A 3DW TELEPHONE +44 20 7832 0200 FAX +44 20 7832 0201	NEW YORK 300 PARK AVENUE, 17TH FLOOR NEW YORK, NY 10022 TELEPHONE +1 212 705 4288 FAX +1 212 572 6499

OUR REFERENCE AC#3980856 YOUR REFERENCE

1 April 2011

To:	Board of Directors

CRH plc

42 Fitzwilliam Square

Dublin 2

Ireland

Re:	CRH plc Registration Statement on Form S-8 in relation to the Plans

Dear Sirs,

1.	Basis of Opinion

1.1	We are acting as Irish counsel to CRH plc, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 42 Fitzwilliam Square, Dublin 2, Ireland (the “Company”), in connection with the filing by the Company of a registration statement on Form S-8 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with respect to Ordinary Shares of €0.32 each of the Company (the “Shares”) that may be delivered pursuant to the Company’s executive incentive plans listed in Annex 1 hereto (the “Plans”).

1.2	This Opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigation of and we express no opinion as to the laws of any other jurisdiction or the effect thereof.

1.3	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the Plan Documents (as defined in the Schedule); and

(c)	the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Plans other than the Plan Documents.

1.4	For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Plan Documents.

EUGENE MCCAGUE    DONOGH CROWLEY    JOHN S. WALSH    MICHAEL MEGHEN    WILLIAM JOHNSTON    NICHOLAS G. MOORE    DECLAN HAYES    DAVID O’DONOHOE    COLM DUGGAN    CARL, O’SULLIVAN    ISABEL FOLEY    JOHN MEADE    CONOR MCDONNELL    PATRICK MCGOVERN    GRAINNE HENNESSY    SEAMUS GIVEN    COLIN BYRNE    CAROLINE DEVLIN    CIARÁN BOLGER    GREGORY GLYNN    DAVID FOLEY    STEPHEN HEGARTY    DECLAN DRISLANE    SARAH CUNNIFF    KATHLEEN GARRETT    PÁDRAÍG Ó RÍORDÁIN    ELIZABETH BOTHWELL    WILLIAM DAY    ANDREW LENNY    JOHN MENTON    PATRICK O’BRIEN    ORLA O’CONNOR    BRIAN O’GORMAN    MARK SAUNDERS    MARK BARR    JOHN MATSON    DEBORAH SPENCE    KEVIN MURPHY    CORMAC KISSANE    LIAM CARNEY    RAYMOND HURLEY    KEVIN LANGFORD    EVE MULCONRY    SIONA RAFFERTY    PHILIP SMITH    KENNETH EGAN    BRYAN J. STRAHAN    CONOR HURLEY    ALEX MCLEAN    GLENN BUTT    NIAV O’HIGGINS    FINTAN CLANCY    ROB CORBET    RACHEL FARRELL    SIOBHAN HAYES    PEARSE RYAN    ULTAN SHANNON    DR. THOMAS B. COURTNEY    ORLA KEANE    KEVIN O’CONNOR    AARON BOYLE    RACHEL HUSSEY    COLIN KAVANAGH    KEVIN LYNCH    GARRETT MONAGHAN    GEOFF MOORE    FIONA MCKEEVER    CHRIS MCLAUGHLIN    MAURA MCLAUGHLIN    JOANELLE O’CLEIRIGH    PAUL ROBINSON    RICHARD WILLIS    RICHARD AMBERY    TIM KINNEY    DEIRDRE BARRETT    CIAN BEECHER    AILISH FINNERTY    LOUISE GALLAGHER    CONOR O’DWYER    JENNY FISHER

CONSULTANTS:    JAMES O’DWYER    DANIEL E. O’CONNOR    JOHN V. O’DWYER    RONAN WALSH    JOHN GLACKIN    HUGH O’DONNELL    DR. MARY REDMOND    DR. YVONNE SCANNELL    DR. ROBERT CLARK

1.5	For the purpose of giving this Opinion, we have caused to be made legal searches against the Company on 31 March 2011 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company and notice of the appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator.

1.6	This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that when the Shares have been duly issued and, if required, paid for pursuant to and in accordance with the terms and conditions referred to or summarized in the applicable resolutions and the Plans, the Shares will be validly issued, fully paid up and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

3.1	that the Company will receive cash or services at least equal to the nominal value of any Shares issued pursuant to awards under the Plans from the beneficiary or otherwise as in accordance with Irish law;

3.2	that the Registration Statement with the SEC has become effective by all necessary actions under all applicable laws other than Irish law;

3.3	that the vesting of any award or the exercise of any options granted under the Plans and the issue of the Shares upon the vesting of any award or the exercise of such options will be conducted in accordance with the terms and the procedures described in the Plans;

3.4	that the Company has sufficient share capital to issue the required number of Shares to be delivered to recipients of any awards granted under the Plans;

3.5	that, at the time of grant by the compensation committee of the board of directors of the Company (the “Committee”) of an award or an option or the issue of any share under the Plans, the Committee has been duly constituted and remains duly constituted committee of the board of directors of the Company having the necessary powers and authorities to issue awards and the Shares;

Authenticity and bona fides

3.6	the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.7	where incomplete Plan Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Plan Documents correspond in all respects with the last draft of the complete Plan Documents submitted to us;

3.8	that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;

Accuracy of searches and warranties

3.9	the accuracy and completeness of the information disclosed in the searches referred to in paragraph 1.5 above and that such information has not since the time of such search or enquiry been altered. It should be noted that searches at the Companies Registration Office, Dublin, do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of or the appointment of a receiver or an examiner to the Company;

3.10	the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Plan Documents; and

Commercial Benefit

3.11	that the Plan Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.	Disclosure

This Opinion is addressed to you in connection with the registration of the Shares with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

ANNEX 1

The Plans

1.	CRH plc 2006 Performance Share Plan; and

2.	CRH plc 2010 Share Option Scheme.

SCHEDULE

Plan Documents

1.	A copy of the form of the Registration Statement to be filed by the Company with the SEC;

2.	A copy of each of the executive share plans listed in Annex 1 (the “Plans”);

3.	Confirmation from the Company that the CRH plc 2006 Performance Share Plan was approved by shareholders at the annual general meeting of the Company dated 3 May 2006 and subsequently amended by resolutions of the Committee on 20 December 2006 and 25 March 2009;

4.	Confirmation from the Company that the CRH plc 2010 Share Option Scheme was approved by shareholders at the annual general meeting of the Company dated 5 May 2010;

5.	A copy of the Memorandum and Articles of Association of the Company in the form in force on 3 May 2006; and

6.	A copy of the Memorandum and Articles of Association of the Company in the form in force on 5 May 2010.

5